Exhibit 99.1
Contact: Marvin (Mickey) Goldwasser
Open Solutions Inc.
860.652.3153
mgoldwasser@opensolutions.com
Open Solutions Inc. Extends Amended Stock Purchase Agreement
with The BISYS Group, Inc.
GLASTONBURY, CONN., Feb. 27, 2006 — Open Solutions Inc. (NASDAQ: OPEN), a provider of integrated, enterprise-wide data processing technologies for banks and credit unions throughout the United States and Canada, today announced that Open Solutions and The BISYS Group, Inc. (NYSE: BSG) (BISYS) have extended the amended Stock Purchase Agreement’s “Drop Dead Date” for the sale of BISYS’ Information Services group. Accordingly, both parties have agreed to extend the date for the completion of the acquisition from Feb. 28, 2006 to on or before March 8, 2006. A copy of the amendment to the Stock Purchase Agreement is being furnished by Open Solutions to the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. BISYS’ Information Services group provides industry-leading information processing, imaging, and back-office services to banks, insurance companies and corporate clients. Headquartered in New Jersey, BISYS generates more than $1 billion in annual revenues worldwide. Additional information is available at www.bisys.com.
About Open Solutions Inc.
Open Solutions Inc. offers a fully-featured strategic product platform that integrates enterprise-wide data processing applications built on a single centralized Oracle® relational database with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, Check 21, electronic image/item processing, interactive voice response, web-hosting and design services, payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts and credit unions in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.
For more information about Open Solutions or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Web site at www.opensolutions.com.
Open Solutions Inc. ® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 Open Solutions Inc. All rights reserved.

Safe Harbor Statement
Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into business combinations and acquisitions, which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended Sept. 30, 2005, as filed with the Securities and Exchange Commission.